UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2025

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Great Valley Parkway

Malvern, Pennsylvania 19355

(Address of principal executive offices)

(484) 216-0000

(Registrant’s telephone number, including area code)

1400 Atwater Drive

Malvern, Pennsylvania 19355

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Extension of Term of Interim Chief Executive Officer

As previously disclosed, effective August 29, 2024, the Board of Directors (the “Board”) of Endo, Inc. (the “Company”) appointed Scott Hirsch to serve as the Company’s interim Chief Executive Officer (“Interim CEO”). In connection therewith, the Company and Mr. Hirsch entered into an employment letter dated August 26, 2024 (the “Interim CEO Letter”) memorializing the terms of Mr. Hirsch’s service as Interim CEO, pursuant to which Mr. Hirsch would serve as Interim CEO until the earlier of December 31, 2024 and the time at which a permanent Chief Executive Officer commences employment with the Company; provided that Mr. Hirsch’s employment could be extended subject to mutual agreement by the parties.

The Board and Mr. Hirsch have executed a letter (the “Amendment”) amending the Interim CEO Letter to reflect the following terms. The Company and Mr. Hirsch mutually agreed to extend Mr. Hirsch’s employment as the Company’s Interim CEO until August 15, 2025 (the “Termination Date”); provided that in the event a permanent Chief Executive Officer commences employment with the Company prior to the Termination Date, Mr. Hirsch will serve as “Advisor to the Chief Executive Officer” until the Termination Date. The Amendment further provides that in the event Mr. Hirsch’s employment is terminated by the Company prior to the Termination Date without “cause”, or if Mr. Hirsch resigns his employment to begin a role at another company after a permanent Chief Executive Officer commences employment with the Company but prior to the Termination Date, then Mr. Hirsch will receive a lump sum payment equal to the amount of base compensation that he would have received after the date that his employment ceases had he remained employed through the Termination Date, conditioned upon his execution of a release of claims. In addition, Mr. Hirsch’s base compensation was increased under the Amendment to the rate of $750,000 per month, effective January 1, 2025 and continuing through the Termination Date. Consistent with the terms of the Interim CEO Letter, Mr. Hirsch remains ineligible to participate in any cash-based or equity-based incentive plans or programs applicable to the Company’s senior officers or other employees generally. The Interim CEO Letter shall remain in effect in accordance with its terms with the modifications set forth in the Amendment. The foregoing summary is qualified in its entirety by the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Interim CEO Extension Letter, dated as of January 6, 2025, between Endo, Inc. and Scott Hirsch.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: January 6, 2025